Exhibit 10.1

Execution Version
PURCHASE AGREEMENT

PURCHASE AGREEMENT (the “Agreement”), dated as of April 27, 2012, by and between VISION-SCIENCES, INC., a Delaware corporation, (the “Company”), and LINCOLN PARK CAPITAL FUND, LLC, an Illinois limited liability company (the “Investor”).

WHEREAS:

Subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Investor, in its sole and absolute discretion, and the Investor wishes to buy from the Company, up to the Available Amount worth of shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”). The shares of Common Stock to be purchased hereunder (including, without limitation, the Initial Purchase Shares (as defined herein)) are referred to herein as the “Purchase Shares”.

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.           CERTAIN DEFINITIONS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a)           “Available Amount” means initially Fifteen Million Dollars ($15,000,000) in the aggregate, which amount shall be reduced by the Purchase Amount actually purchased by the Investor each time the Investor purchases shares of Common Stock pursuant to Section 2 hereof; provided, however, that from and after the time that the Company shall no longer be subject to General Instruction I.B.6. of Form S-3 and the Staff Interpretations, the “Available Amount” shall automatically be increased, without any action by the parties hereto, by an amount equal to the lesser of (i) Six Million Dollars ($6,000,000) and (ii) the maximum dollar amount of Common Stock registered under the Registration Statement that shall remain available for offer and sale by the Company under the Registration Statement as of the date on which the aggregate market value of Common Stock held by non-affiliates of the Company is Seventy-Five Million Dollars ($75,000,000) or more and the Company shall no longer be subject to General Instruction I.B.6. of Form S-3 and the Staff Interpretations (with such increased Available Amount thereafter being subject to reduction as provided above) (such date hereinafter referred to as the “Float Trigger Date”).

(b)           “Average Price” means a price per Purchase Share (rounded to the nearest tenth of a cent) equal to the quotient obtained by dividing (i) the aggregate gross purchase price paid by the Investor for all Purchase Shares purchased pursuant to this Agreement, by (ii) the aggregate number of Purchase Shares issued pursuant to this Agreement.

(c)           “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

(d)           “Base Price” means a price per Purchase Share equal to the sum of (i) the Signing Market Price and (ii) $0.075 (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction that occurs on or after the date of this Agreement).

(e)           “Base Prospectus” means the Company’s final base prospectus, dated January 23, 2012, a preliminary form of which is included in the Registration Statement, including the documents incorporated by reference therein.

(f)           “Business Day” means any day on which the Principal Market is open for trading including any day on which the Principal Market is open for trading for a period of time less than the customary time.

(g)           “Closing Sale Price” means, for any security as of any date, the last closing sale price for such security on the Principal Market as reported by the Principal Market, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by such principal securities exchange or trading market.

(h)           “Confidential Information” means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, prototypes, samples, plant and equipment), which is designated as "Confidential," "Proprietary" or some similar designation. Information communicated orally shall be considered Confidential Information if such information is confirmed in writing as being Confidential Information within ten (10) Business Days after the initial disclosure. Confidential Information may also include information disclosed to a disclosing party by third parties. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality; (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession; or (vi) is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure.

(i)           “Common Stock Equivalents” means any securities of the Company or its Subsidiaries which entitle the holder thereof to acquire at any time shares of Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, shares of Common Stock.

(j)           “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(k)           “DTC” means The Depository Trust Company, or any successor performing substantially the same function for the Company.

(l)           “DWAC Shares” means shares of Common Stock that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and (iii) timely credited by the Company to the Investor’s or its designee’s specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program or any similar program hereafter adopted by DTC performing substantially the same function.

(m)           “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(n)           “Floor Price” means One Dollar and Twenty Cents ($1.20) (which shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction).

(o)           “Hedging Transaction” means any swap, pledge, forward sale contract, option, put, call or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap, pledge, forward sale contract, option, put, call or any other agreement, transaction or series of transactions is to be settled by delivery of securities, in cash or otherwise, or that otherwise establishes a net short position with respect to the Common Stock.

(p)           “Initial Prospectus Supplement” means the prospectus supplement to the Base Prospectus complying with Rule 424(b) under the Securities Act that is filed with the SEC and delivered by the Company to the Investor upon the execution and delivery of this Agreement in accordance with Section 5(a), including the documents incorporated by reference therein.

(q)           “Material Adverse Effect” means any material adverse effect on (i) the enforceability of any Transaction Document, (ii) the results of operations, assets, business or financial condition of the Company and its Subsidiaries, taken as a whole, or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document to be performed as of the date of determination, other than any such change, effect, event or circumstance that resulted primarily from (A) any change in the United States or foreign economies or securities or financial markets in general that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (B) any change that generally affects the industry in which the Company and its Subsidiaries operate that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (C) any change arising in connection with earthquakes, floods, hostilities, acts of war, sabotage or terrorism or military actions or declaration of a national emergency or other calamity or crisis, or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions or similar event existing as of the date hereof, (D) any action taken by the Investor, its affiliates or its or their successors and assigns with respect to the transactions contemplated by this Agreement, (E) the effect of any change in applicable laws or accounting rules that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, or (F) any change resulting from compliance with terms of this Agreement or the consummation of the transactions contemplated by this Agreement.

(r)           “Maturity Date” means the date that is 720 Business Days (36 Monthly Periods) from the Commencement Date.

(s)           “Monthly Period” means each successive 20 Business Day period commencing with the Commencement Date.

(t)           “Person” means an individual or entity, including, but not limited to, any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(u)           “Principal Market” means the Nasdaq Capital Market; provided however, that in the event the Company’s Common Stock is ever listed or traded on the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the NYSE Amex, then the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded.

(v)           “Prospectus” means the Base Prospectus, as supplemented by any Prospectus Supplement (including the Initial Prospectus Supplement), including the documents incorporated by reference therein.

(w)           “Prospectus Supplement” means any prospectus supplement to the Base Prospectus (including the Initial Prospectus Supplement) filed with the SEC pursuant to Rule 424(b) under the Securities Act in connection with the transactions contemplated by this Agreement, including the documents incorporated by reference therein.

(x)           “Purchase Amount” means, with respect to any particular Regular Purchase made hereunder, the portion of the Available Amount to be purchased by the Investor pursuant to a Purchase Notice in accordance with Section 2 hereof.

(y)           “Purchase Date” means with respect to any particular purchase made hereunder, the Business Day on which the Investor receives by 4:30 p.m. Eastern time of such Business Day a valid Purchase Notice that the Investor is to buy Purchase Shares pursuant to Section 2 hereof.

(z)            “Purchase Notice” means a written notice from the Company to the Investor directing the Investor to buy such Purchase Amount in Purchase Shares as specified by the Company therein on the Purchase Date.

(aa)           “Purchase Price” means, with respect to a Regular Purchase, the lower of (i) the lowest Sale Price of the Common Stock on the applicable Purchase Date and (ii) the arithmetic average of the three (3) lowest Closing Sale Prices of the Common Stock during the twelve (12) consecutive Business Days ending on the Business Day immediately preceding such Purchase Date (in each case, to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction that occurs on or after the date of this Agreement).

(bb)           “Registration Statement” means the effective registration statement on Form S-3 (Commission File No. 333-178834) filed by the Company with the SEC pursuant to the Securities Act for the registration of shares of its Common Stock, including the Securities, and certain other securities, as such Registration Statement has been or may be amended and supplemented from time to time, including all documents filed as part thereof or incorporated by reference therein, and including all information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B of the Securities Act, including any comparable successor registration statement filed by the Company with the SEC pursuant to the Securities Act for the registration of shares of its Common Stock, including the Securities.

(cc)           “Sale Price” means any sale price for the shares of Common Stock on the Principal Market as reported by the Principal Market.

(dd)           “SEC” means the U.S. Securities and Exchange Commission.

(ee)           “Securities” means, collectively, the Purchase Shares and the Commitment Shares.

(ff)           “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(gg)           “Signing Market Price” means $1.67, representing the consolidated closing bid price of the Common Stock on the Principal Market on the Business Day immediately preceding the date of this Agreement.

(hh)           “Staff Interpretations” means the interpretations of the SEC’s staff set forth in response to question 139.21 of the Compliance and Disclosure Interpretations of Securities Act Sections of the Division of Corporation Finance of the SEC dated March 4, 2011.

(ii)           “Subsidiary” means any Person the Company wholly-owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

(jj)           “Transaction Documents” means, collectively, this Agreement and the exhibits hereto, and each of the other agreements, documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.

(kk)     “Transfer Agent” means American Stock Transfer & Trust Company, LLC, or such other Person who is then serving as the transfer agent for the Company in respect of the Common Stock.

2.  PURCHASE AND SALE OF COMMON STOCK.

Subject to the terms and conditions set forth in this Agreement, the Company has the right, but not the obligation, to sell to the Investor, in its sole and absolute discretion, and the Investor has the obligation to purchase from the Company, Purchase Shares as follows:

(a)              Commencement of Sales of Common Stock.  Following the satisfaction of the conditions (the “Commencement”) as set forth in Sections 7 and 8 below (the date of satisfaction of such conditions, (the “Commencement Date”), the Investor shall purchase $1,000,000 worth of Purchase Shares (such purchase the “Initial Purchase” and such Purchase Shares are referred herein as “Initial Purchase Shares”) at a price equal to $1.667 per share. Beginning one (1) Business Day following the Commencement Date, the Company shall have the right, but not the obligation, in its sole and absolute discretion, to deliver to the Investor from time to time a Purchase Notice directing the Investor to buy Purchase Shares (each such purchase a “Regular Purchase”) in any amount up to $150,000 worth of Purchase Shares per Purchase Notice at the applicable Purchase Price on the applicable Purchase Date; provided, however, that the Purchase Amount may be increased to up to (i) $300,000 worth of Purchase Shares per Purchase Notice, if the Closing Sale Price of the Common Stock equals or exceeds Two Dollars and Fifty Cents ($2.50) on the Purchase Date, (ii) $600,000 worth of Purchase Shares per Purchase Notice, if the Closing Sale Price of the Common Stock equals or exceeds Four Dollars ($4.00) on the Purchase Date and (iii) $1,000,000 worth of Purchase Shares if the Closing Sale Price of the Common Stock equals or exceeds Five Dollars and Fifty Cents ($5.50) on the Purchase Date.  The foregoing minimum Closing Sale Price threshold requirements shall be subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction that occurs on or after the date of this Agreement and are hereinafter referred to as the “Increased Purchase Threshold Prices”.  If the Company delivers any Purchase Notice for a Purchase Amount in excess of $150,000 worth of Purchase Shares but on the applicable Purchase Date the Closing Sale Price of the Common Stock is below the applicable Increased Purchase Threshold Price as set forth herein, such Purchase Notice shall be void ab initio to the extent of the amount by which the number of Purchase Shares set forth in such Purchase Notice exceeds the number of Purchase Shares which the Company is permitted to include in such Purchase Notice in accordance herewith, and the Investor shall have no obligation to purchase such excess Purchase Shares in respect of that Purchase Notice; provided, that the Investor shall remain obligated to purchase the number of Purchase Shares which the Company is permitted to include in such Purchase Notice.  The Company may deliver multiple Purchase Notices to the Investor so long as at least one (1) full Business Day has passed after the date on which the most recent Purchase was completed.

(b)               Payment for Purchase Shares.   The Investor shall pay to the Company an amount equal to the Purchase Amount with respect to such Purchase Shares as full payment for such Purchase Shares, via wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with this Agreement, on the same Business Day that the Investor receives such Purchase Shares, if they are received by the Investor before 1:00 p.m. Eastern time, or if received by the Investor after 1:00 p.m. Eastern time, on the next Business Day, and (ii) the Company shall, or shall cause the Transfer Agent to, electronically transfer such Purchase Shares as DWAC Shares to an account or accounts specified in writing by the Investor to the Company against payment therefor. The Company shall not issue any fraction of a share of Common Stock in connection with any Purchase and, if the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share. All payments made under this Agreement shall be made in lawful money of the United States of America or wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day.

                    (c)              Purchase Price Floor.   The Company and the Investor shall not effect any Purchases under this Agreement on any Purchase Date where the Purchase Price for any purchases of Purchase Shares would be less than the Floor Price.

(d)              Compliance with Registration Statement Eligibility Requirements and Rules of Principal Market.

(i)              Maximum Share Cap.  The Company shall not issue or sell any shares of Common Stock pursuant to this Agreement, and the Investor shall not purchase or acquire any shares of Common Stock pursuant to this Agreement, to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to this Agreement would exceed the lesser of: (A) subject to Section 2(d)(ii) below, the maximum number of shares of Common Stock that the Company may issue pursuant to this Agreement and the transactions contemplated hereby (taking into account all shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under applicable rules of The Nasdaq Stock Market or any other Principal Market on which the Common Stock may be listed or quoted) without (1) breaching the Company’s obligations under the applicable rules of The Nasdaq Stock Market or any other Principal Market on which the Common Stock may be listed or quoted or (2) obtaining stockholder approval under the applicable rules of The Nasdaq Stock Market or any other Principal Market on which the Common Stock may be listed or quoted (the “Exchange Cap”), unless and until the Company elects to solicit stockholder approval of the transactions contemplated by this Agreement and the stockholders of the Company have in fact approved the transactions contemplated by this Agreement in accordance with the applicable rules and regulations of The Nasdaq Stock Market, any other Principal Market on which the Common Stock may be listed or quoted, and the Certificate of Incorporation and By-laws of the Company; and (B) for so long as the Company is subject to the limitations set forth in General Instruction I.B.6. of Form S-3 and the Staff Interpretations, the maximum number of shares of Common Stock that the Company may issue pursuant to this Agreement and the transactions contemplated hereby without exceeding the limitations set forth in General Instruction I.B.6. of Form S-3 and the Staff Interpretations (the “Registration Statement Eligibility Cap”). For all purposes of this Agreement, the term “Maximum Share Cap” shall mean the lesser of (i) the Exchange Cap, to the extent applicable to the transactions contemplated by this Agreement, and (ii) the Registration Statement Eligibility Cap, to the extent applicable to the transactions contemplated by this Agreement. For the avoidance of doubt, the Company may, but shall be under no obligation to, request its stockholders to approve the transactions contemplated by this Agreement; provided, that if stockholder approval is not obtained in accordance with this Section 2(d)(i), the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all times during the term of this Agreement (except as set forth in Section 2(d)(ii) below).

(ii)              At-Market Transaction.  Notwithstanding Section 2(d)(i) above, the Exchange Cap shall not be applicable for any purposes of this Agreement and the transactions contemplated hereby, solely to the extent that (and only for so long as) the Average Price shall equal or exceed the Base Price (it being hereby acknowledged and agreed that the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all other times during the term of this Agreement, unless the stockholder approval referred to in Section 2(d)(i) is obtained).

(iii)              General.  The Company shall not issue any shares of Common Stock pursuant to this Agreement if such issuance would reasonably be expected to result in (A) a violation of the Securities Act or non-compliance with the General Instructions of Form S-3 (including General Instruction I.B.6. thereof) or the Staff Interpretations or (B) a breach of the rules and regulations of The Nasdaq Stock Market or any other Principal Market on which the Common Stock may be listed or quoted. The provisions of this Section 2(d) shall be implemented in a manner otherwise than in strict conformity with the terms hereof only if necessary to ensure compliance with the Securities Act, the General Instructions of Form S-3 (including General Instruction I.B.6. thereof), the Staff Interpretations and the rules and regulations of The Nasdaq Stock Market or any other Principal Market on which the Common Stock may be listed or quoted.

(e)              Beneficial Ownership Limitation.  Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue or sell and the Investor shall not purchase or acquire any shares of Common Stock under this Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor and its affiliates of more than 9.99% of the then issued and outstanding shares of Common Stock (the “Beneficial Ownership Limitation”). The Investor and the Company shall each cooperate in good faith in the determinations required hereby and the application hereof. The Investor’s written certification to the Company of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error.

3.           INVESTOR'S REPRESENTATIONS AND WARRANTIES.

The Investor represents and warrants to the Company that as of the date hereof and as of the Commencement Date:

(a)           Accredited Investor Status.  The Investor is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act.

(b)           Information.  The Investor (i) is able to bear the economic risk of an investment in the Securities including a total loss thereof, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and others matters related to an investment in the Securities.  Neither such inquiries nor any other due diligence investigations conducted by the Investor or its representatives shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained in Section 4 below. The Investor has sought such accounting, legal and tax advice from its own independent advisors as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities, and is not relying on any accounting, legal, tax or other advice from the Company or its officers, employees, representatives or advisors.

(c)           No Governmental Review.  The Investor understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(d)           Validity; Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(e)           Residency.  The Investor is a resident of the State of Illinois.

(f)           No Prior Short Selling.  The Investor represents and warrants to the Company that at no time prior to the date of this Agreement has any of the Investor, its agents, representatives or affiliates engaged in or effected, nor has the Investor caused any Person to engage in or effect, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) Hedging Transaction.

4.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth in the SEC Documents, the Company represents and warrants to the Investor that as of the date hereof and as of the Commencement Date:

(a)           Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification, except where the revocation, limitation or curtailment would not reasonably be expected to result in a Material Adverse Effect. The Company has no Subsidiaries except as set forth in the SEC Documents.

(b)           Authorization; Enforcement; Validity.  (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party, and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company to which it is a party and the consummation by it of the transactions contemplated hereby and thereby, including without limitation, the issuance of the Initial Commitment Shares and the reservation for issuance and the issuance of the Additional Commitment Shares and the Purchase Shares issuable pursuant to this Agreement, have been duly authorized by the Company's Board of Directors (the “Board of Directors”) and no further consent or authorization is required by the Company, the Board of Directors or its stockholders, (iii) this Agreement has been, and each other Transaction Document to which the Company is a party shall be on the Commencement Date, duly executed and delivered by the Company and (iv) this Agreement constitutes, and each other Transaction Document to which the Company is a party, upon its execution by the Company, shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except (A) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (B) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (C) insofar as indemnification and contribution provisions may be limited by applicable law.  The Board of Directors has approved the resolutions (the “Signing Resolutions”) substantially in the form as set forth as Exhibit C attached hereto to authorize this Agreement and the transactions contemplated hereby.  The Signing Resolutions are valid, in full force and effect and have not been modified or supplemented in any respect.  The Company has delivered to the Investor a true and correct copy of a unanimous written consent adopting the Signing Resolutions executed by all of the members of the Board of Directors.  No other approvals or consents of the Board of Directors or the Company’s stockholders is necessary under applicable laws and the Company’s Certificate of Incorporation or Bylaws to authorize the execution and delivery of this Agreement or any of the transactions contemplated hereby, including, but not limited to, the issuance of the Commitment Shares and the issuance of the Purchase Shares.

(c)           Capitalization.  The capitalization of the Company is as described in the Company’s most recently filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, except as disclosed in Schedule 4(c), (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their respective securities under the Securities Act, (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement.  The Company has furnished or made available to the Investor true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company's By-laws, as amended and as in effect on the date hereof (the "By-laws"), and summaries of the terms of all securities convertible into or exercisable for Common Stock, if any, and copies of any documents containing the material rights of the holders thereof in respect thereto.

(d)           Issuance of Securities.  Upon issuance and payment therefor in accordance with the terms and conditions of this Agreement, the Purchase Shares shall be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.  12,266,547 shares of Common Stock have been duly authorized and reserved for issuance under this Agreement as Purchase Shares.  268,771  shares of Common Stock (subject to equitable adjustment for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction) have been duly authorized and reserved for issuance as Additional Commitment Shares in accordance with this Agreement.  Upon issuance in accordance with the terms and conditions of this Agreement, the Commitment Shares, shall be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The Securities are being issued pursuant to the Registration Statement and the issuance of the Securities has been registered by the Company pursuant to the Securities Act. Upon receipt of the Purchase Shares and the Commitment Shares, the Investor will have good and marketable title to such Securities and such Securities, free and clear of any liens, charge, claim, encumbrance, pledge, security interest or other restriction created by the Company, and such Securities will be immediately freely tradable on the Principal Market.

(e)           No Conflicts; Compliance.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Initial Commitment Shares and the reservation for issuance and issuance of the Purchase Shares and the Additional Commitment Shares) will not (i) result in a violation of the Certificate of Incorporation or the By-laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation, which rights have not been waived, of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) subject to the Required Approvals (as defined below), result in a violation of any law, rule, regulation, order, judgment or decree (including federal, state and foreign securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its Subsidiaries) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations which would not reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation or By-laws (or other similar organizational documents), or is in violation of any term of, or is in default under, any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for such conflicts, defaults, terminations or amendments which could not reasonably be expected to have a Material Adverse Effect.  The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in knowing violation of any law, ordinance or regulation of any governmental entity, except for such violations the sanctions for which would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(f)           Filings and Authorizations. Except as disclosed in the SEC Documents and except where the failure to obtain any such consent, authorization or order or make any such filing or registration would not reasonably be expected to result in a Material Adverse Effect, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any federal, state, local or foreign court or governmental agency or any federal, state, local or foreign regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof, other than (i) as specifically contemplated by this Agreement, (ii) as required under the Securities Act and applicable state securities or “Blue Sky” laws, (iii) as required under the rules and regulations of the Principal Market in connection with the transactions contemplated hereby and (iv) as required under the Corporate Financing Rule 5110 of The Financial Industry Regulatory Authority, Inc. (“FINRA”) (collectively, the “Required Approvals”), each of which has been, or (if not required to have been obtained or made on or prior to the date of this Agreement), shall be, timely obtained or made prior to the Commencement Date. Since one year prior to the date hereof, the Company has not received nor delivered any notices or correspondence from or to the Principal Market. The Principal Market has not commenced any delisting proceedings against the Company.

(g)           SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. The Company has delivered or made available to the Investor true and complete copies of all comment letters and substantive correspondence received by the Company from the SEC during the 12 months immediately preceding the date hereof, together with all written responses of the Company thereto in the form such responses were filed with the SEC, except for such comment letters, correspondence and written responses that are publicly available on the SEC website through the Electronic Data Gathering and Retrieval (EDGAR) System. There are no outstanding or unresolved comments or undertakings in such comment letters received by the Company from the SEC. The SEC has not commenced any enforcement proceedings against the Company or any of its Subsidiaries.

(h)           Absence of Certain Changes.  Except as disclosed in the SEC Documents and except as contemplated by this Agreement, since the date of the latest audited financial statements included within the SEC Documents, there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Company or its Subsidiaries.  The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings.  The Company is financially solvent and is generally able to pay its debts as they become due.

(i)           Absence of Litigation. Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any of the Company’s or its Subsidiaries’ officers or directors in their capacities as such, which would reasonably be expected to result in a Material Adverse Effect.

(j)           Acknowledgment Regarding Investor's Status.  The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby.  The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor's purchase of the Securities.  The Company further represents to the Investor that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

(k)           No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company in a manner that would require stockholder approval pursuant to the rules of the Principal Market on which any of the securities of the Company are listed or designated. Subject to obtaining the Required Approvals, the issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Market.

 (l)           Intellectual Property Rights.  The Company and each Subsidiary have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar intellectual property rights currently employed by them in connection with the business currently operated by them that are necessary for use in the conduct of their respective businesses as described in the SEC Documents and which the failure to so have would not reasonably be expected to have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of the Company or any Subsidiary. Except as set forth in the SEC Documents, there are no actions, suits or judicial proceedings pending, or to the Company’s knowledge threatened, relating to patents or proprietary information to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is subject, and neither the Company nor any of its Subsidiaries has received any written notice or otherwise has actual knowledge of any infringement of or conflict with asserted rights of any other Person with respect to any Intellectual Property Rights or of any facts or circumstances which could render any Intellectual Property Rights invalid or inadequate to protect the interest of the Company and its Subsidiaries therein, and which infringement or conflict or invalidity or inadequacy, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(m)           Environmental Laws.  The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except in the case of clauses (i), (ii) and (iii) above, where the failure to so comply or to obtain such permits, licenses or approvals would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(n)           Title.  The Company and the Subsidiaries own no real property and have good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all liens, encumbrances and defects (collectively, “Liens”), except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under leases which, to the knowledge of the Company, are valid, subsisting and enforceable leases, and with which the Company and the Subsidiaries are in compliance (with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries).

(o)           Insurance.  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.  Neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a material increase in cost.

(p)           Regulatory Permits.  The Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses (collectively, “Material Permits”), and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.

(q)           Tax Status.  The Company and each of its Subsidiaries has made or filed (or requested valid extensions of) all federal, state and foreign income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount and shown or determined to be due on such returns, reports and declarations, except those being contested in good faith.  To the knowledge of the Company, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(r)           Transactions With Affiliates.   Except as set forth in the SEC Documents, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors) that is required to be disclosed and is not disclosed, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000, other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any equity incentive plan of the Company.

(s)           Application of Takeover Protections.  The Company and its board of directors have taken or will take prior to the Commencement Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could reasonably be expected to become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Investor's ownership of the Securities.

(t)            Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents that will be, and to the extent that they actually are, timely publicly disclosed by the Company, the Company confirms that neither it nor, to the knowledge of the Company, any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might reasonably be expected to constitute material, non-public information which is not otherwise disclosed in the Registration Statement or the SEC Documents.  The Company understands and confirms that the Investor will rely on the foregoing representation in effecting acquisitions and sales of securities of the Company.  All of the disclosure furnished by or on behalf of the Company to the Investor regarding the Company, its business and the transactions contemplated hereby, including the disclosure schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.  The Company acknowledges and agrees that the Investor neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

(u)           Foreign Corrupt Practices.   Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(v)           Registration Statement. The Company has prepared and filed with the SEC in accordance with the provisions of the Securities Act the Registration Statement. The Registration Statement was declared effective by order of the SEC on January 25, 2012. The Registration Statement is effective pursuant to the Securities Act and available for the issuance of the full Available Amount worth of Securities thereunder, and the Company has not received any written notice that the SEC has issued or intends to issue a stop order or other similar order with respect to the Registration Statement or the Prospectus or that the SEC otherwise has (i) suspended or withdrawn the effectiveness of the Registration Statement or (ii) issued any order preventing or suspending the use of the Prospectus or any Prospectus Supplement, in either case, either temporarily or permanently or intends or has threatened in writing to do so. The “Plan of Distribution” section of the Prospectus permits the issuance of the Securities hereunder. At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at each deemed effective date thereof pursuant to Rule 430B(f)(2) of the Securities Act, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Base Prospectus and any Prospectus Supplement thereto, at the time such Base Prospectus or such Prospectus Supplement thereto was issued and on the Commencement Date, complied and will comply in all material respects with the requirements of the Securities Act and the Base Prospectus when taken together with the Prospectus Supplements did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that this representation and warranty does not apply to statements in or omissions from any Prospectus Supplement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. As of the date hereof, the Company meets all of the requirements for the use of a registration statement on Form S-3 pursuant to the Securities Act for the offering and sale of the Securities contemplated by this Agreement in reliance on General Instruction I.B.6. of Form S-3 and the Staff Interpretations, and the SEC has not notified the Company of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(1) of the Securities Act. The Company hereby confirms that, for so long as the Company is subject to General Instruction I.B.6. of Form S-3 and the Staff Interpretations, the Company shall not issue any shares of Common Stock pursuant to this Agreement if such issuance would reasonably be expected to result in non-compliance with General Instruction I.B.6. of Form S-3 and the Staff Interpretations. The Registration Statement, as of its effective date, meets the requirements set forth in Rule 415(a)(1)(x) pursuant to the Securities Act. At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) relating to any of the Securities, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act).  The Company has not distributed any offering material in connection with the offering and sale of any of the Securities, and, until the Investor does not hold any of the Securities, shall not distribute any offering material in connection with the offering and sale of any of the Securities, to or by the Investor, in each case, other than the Registration Statement or any amendment thereto, the Prospectus or any Prospectus Supplement required pursuant to applicable law or the Transaction Documents. The Company has not made, and agrees that unless it obtains the prior written consent of the Investor it will not make, an offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act. The Company shall comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any such free writing prospectus consented to by the Investor, including in respect of timely filing with the SEC, legending and record keeping.

(w)           DTC Eligibility.  The Company, through the Transfer Agent, currently participates in the DTC Fast Automated Securities Transfer (FAST) Program and the Common Stock can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program.

(x)           Sarbanes-Oxley. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended, which are applicable to it as of the date hereof.

(y)           Certain Fees. Except as disclosed on Schedule 4(y), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. Except as disclosed on Schedule 4(y), the Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4(y) that may be due in connection with the transactions contemplated by the Transaction Documents.

(z)           Investment Company. The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(aa)           Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock pursuant to the Exchange Act nor has the Company received any notification that the SEC is currently contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received any notice from the Principal Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(bb)           Accountants.  The Company’s accountants are set forth in the SEC Documents and, to the knowledge of the Company, such accountants are an independent registered public accounting firm as required by the Securities Act.

(cc)           No Market Manipulation. The Company has not, and to its knowledge no Person acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(dd)           Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1) under the Securities Act.

5.           COVENANTS.

(a)           Filing of Current Report and Initial Prospectus Supplement.  The Company agrees that it shall, within the time required under the Exchange Act, file with the SEC a report on Form 8-K relating to the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents (the “Current Report”). The Company further agrees that it shall, within the time required under Rule 424(b) under the Securities Act, file with the SEC the Initial Prospectus Supplement pursuant to Rule 424(b) under the Securities Act specifically relating to the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents, containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430B under the Securities Act, and disclosing all information relating to the transactions contemplated hereby required to be disclosed in the Registration Statement and the Prospectus as of the date of the Initial Prospectus Supplement, including, without limitation, information required to be disclosed in the section captioned “Plan of Distribution” in the Prospectus. The Company shall permit the Investor to review and comment upon the Current Report and the Initial Prospectus Supplement at least two (2) Business Days prior to their filing with the SEC, the Company shall give due consideration to all such comments, and the Company shall not file the Current Report or the Initial Prospectus Supplement with the SEC in a form to which the Investor reasonably objects. The Investor shall use its reasonable best efforts to comment upon the Current Report and the Initial Prospectus Supplement within one (1) Business Day from the date the Investor receives the final version  thereof from the Company. The Investor shall furnish to the Company such information regarding itself, the Securities held or beneficially owned by it and its affiliates and the intended method of distribution thereof as shall be reasonably requested by the Company in connection with the preparation and filing of the Current Report and the Initial Prospectus Supplement, and shall otherwise cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Current Report and the Initial Prospectus Supplement.

(b)           Blue Sky. The Company shall use reasonable best efforts to take such action, if any, as is reasonably necessary in order to obtain an exemption for or to register or qualify (i) the issuance of the Commitment Shares and the sale of the Purchase Shares to the Investor under this Agreement and (ii) any subsequent resale of the Commitment Shares and any Purchase Shares by the Investor, in each case, under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by the Investor from time to time, and shall provide evidence of any such action so taken to the Investor, provided, however, that in no event shall the Company be obligated to take any action that would subject it to general service of process in any jurisdiction where it is not now so subject.

(c)           Listing/DTC.  The Company shall promptly secure the listing of all of the Purchase Shares and Commitment Shares to be issued to the Investor hereunder on the Principal Market (subject to official notice of issuance) and upon each other national securities exchange or automated quotation system, if any, upon which the Common Stock is then listed, and shall maintain, so long as any shares of Common Stock shall be so listed, such listing of all such Securities from time to time issuable hereunder. The Company shall use commercially reasonable efforts to maintain the listing of the Common Stock on the Principal Market and shall comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules and regulations of the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action that would reasonably be expected to result in the delisting or suspension of the Common Stock on the Principal Market.  The Company shall promptly, and in no event later than the following Business Day, provide to the Investor copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section.  The Company shall take all action necessary to ensure that its Common Stock can be transferred electronically as DWAC Shares.

(d)           Prohibition of Short Sales and Hedging Transactions.  The Investor agrees that, beginning on the date of this Agreement and ending on the date of termination of this Agreement as provided in Section 11, the Investor and its agents, representatives and affiliates shall not in any manner whatsoever enter into, engage in or effect, or cause any Person to enter into, engage in or effect, directly or indirectly through any third party, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) Hedging Transaction.

(e)           Issuance of Commitment Shares.  In consideration for the Investor’s execution and delivery of this Agreement, the Company shall cause the Transfer Agent to issue, (i) on the date of this Agreement, 160,000 shares of Common Stock and (ii) on the Float Trigger Date, 19,181 shares of Common Stock (such shares of Common Stock referred to in clauses (i) and (ii), collectively, the “Initial Commitment Shares”), in each case directly to the Investor electronically as DWAC Shares and shall deliver to the Transfer Agent the Irrevocable Transfer Agent Instructions with respect to the issuance of the Commitment Shares. For the avoidance of doubt, 160,000 of the Initial Commitment Shares shall be fully earned as of the date of this Agreement and 19,181 of the Initial Commitment Shares shall be fully earned as of the Float Trigger Date, in each case whether or not the Commencement shall occur or any Purchase Shares are purchased by the Investor under this Agreement and irrespective of any termination of this Agreement.  In connection with each purchase of Purchase Shares hereunder, the Company agrees to issue to the Investor a number of shares of Common Stock (the “Additional Commitment Shares” and together with the Initial Commitment Shares, the “Commitment Shares”) equal to the sum of (1) the product of (x) 230,000 and (y) the Purchase Amount Fraction and (2) provided the Float Trigger Date has occurred, the product of (x) 38,771 and (y) the Second Purchase Amount Fraction.  The “Purchase Amount Fraction” shall mean, with respect to the first $15,000,000 of Purchase Amount worth of Purchase Shares purchased pursuant to this Agreement, a fraction, the numerator of which is the Purchase Amount purchased by the Investor with respect to such purchase of Purchase Shares, and the denominator of which is Fifteen Million Dollars ($15,000,000).  The “Second Purchase Amount Fraction” shall mean, with respect to any Purchase Amount over and above the first $15,000,000 of Purchase Amount  worth of Purchase Shares purchased pursuant to this Agreement after the Float Trigger Date has occurred, a fraction, the numerator of which is the Purchase Amount purchased by the Investor with respect to such purchase of Purchase Shares and the denominator of which is Six Million Dollars ($6,000,000). The Additional Commitment Shares shall be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction. For the avoidance of doubt, the Additional Commitment Shares shall be fully earned as of the date of their issuance pursuant to this Agreement, whether or not any additional Purchase Shares are purchased thereafter by the Investor under this Agreement and irrespective of any termination of this Agreement.

(f)           Due Diligence; Non-Public Information.  The Investor shall have the right, from time to time as the Investor may reasonably deem appropriate, upon reasonable prior request to the Company, to perform reasonable due diligence on the Company during normal business hours.  The Company and its officers and employees shall provide information and reasonably cooperate with the Investor in connection with any reasonable request by the Investor related to the Investor's due diligence of the Company.  Each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby.  Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party. From and after the date of this Agreement, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide the Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company or any Person acting on its behalf (as determined in the reasonable good faith judgment of the Investor), in addition to any other remedy provided herein or in the other Transaction Documents, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company; provided that the Company shall have failed to publicly disclose such material, non-public information prior to such disclosure by the Investor. The Investor shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, stockholders or agents, for any such disclosure. The Company understands and confirms that the Investor shall be relying on the foregoing covenants in effecting transactions in securities of the Company.

(g)           Purchase Records. The Investor and the Company shall each maintain records showing the remaining Available Amount at any given time and the Purchase Dates and Purchase Amounts for each Purchase, or shall use such other method, reasonably satisfactory to the Investor and the Company.

(h)           Taxes.  The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any shares of Common Stock to the Investor made under this Agreement.

(i)            No Variable Rate Transactions.  From the date hereof until the earlier of (x) the Maturity Date and (y) 120 calendar days following the termination of this Agreement pursuant to Section 11, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration (or a combination of units thereof) involving a Variable Rate Transaction other than in connection with an Exempt Issuance.  “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock (other than pursuant to a stock dividend, stock split or other transaction in which all holders of Common Stock are entitled to receive additional shares of Common Stock) either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (including, without limitation any “full ratchet” or “weighted average” anti-dilution provisions) or (ii) enters into any agreement, including, but not limited to, an equity line of credit or at-the-market offering, during the period commencing on the date of this Agreement and ending on the first anniversary thereof, whereby the Company may sell securities at a future determined price. “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors or vendors of the Company pursuant to any stock or option plan duly adopted for such purpose, by the Board of Directors or a majority of the members of a committee of directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement (including those stock options that have been granted subject to obtaining stockholder approval at the Company’s Annual Meeting of Stockholders to be held in July 2012), provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by the Board of Directors or a majority of the members of a committee of directors established for such purpose, which acquisitions or strategic transactions can have a Variable Rate Transaction component, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in the medical device, medical technology or life sciences industries or is a business otherwise synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (d) debt or equity securities issued at a price that is fixed at the time of issuance and, if convertible into, exchangeable or exercisable for, or if they include the right to receive additional shares of Common Stock (other than pursuant to a stock dividend, stock split or other transaction in which all holders of Common Stock are entitled to receive additional shares of Common Stock), such conversion price, exercise price or exchange rate or other price is fixed at the time of original issuance of such debt or equity securities. For nine (9) Monthly Periods beginning from the date hereof, the Company agrees that, prior to entering into each and any definitive agreement for the sale directly or indirectly of any debt, Common Stock or Common Stock Equivalents primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, to which definitive agreement, or series of related definitive agreements taken together, there are two (2) or more counterparties (not including the Company) that are not affiliated with another counterparty (a “Subsequent Transaction”), the Company shall provide reasonable, good faith notice to the Investor (“Offering Notice”) consistent with any notice given to all other potential investors in such Subsequent Transaction, including the relevant terms and conditions of such Subsequent Transaction as are delivered to all other potential investors, and the Investor shall have the right to participate on equivalent terms and conditions in up to 10% of such Subsequent Transaction by delivering notice to the Company by such deadline (the “Participation Deadline”) as shall be determined by the underwriter or the investment banker involved in the transaction, or in the absence of either an underwriter or an investment banker, the Company, and applicable to all potential investors in such Subsequent Transaction, which notice from Investor shall indicate Investor’s intention to participate in the Subsequent Transaction on the same terms and conditions as other participants and the amount of its participation.  In the event that the Investor does not provide notice prior to the Participation Deadline and the Company does not enter into a definitive agreement with respect to such Subsequent Transaction within five (5) Business Days from the Offering Notice, the Company shall again be required to provide an Offering Notice as set forth herein.  The Company shall deliver an Offering Notice for each and any Subsequent Transaction and agrees that it shall not execute any definitive documentation for any Subsequent Transaction whatsoever, unless it has first complied with this Section 5(i).  Notwithstanding anything to the contrary in this Section 5(i) and unless otherwise agreed to by Investor, the Company shall either confirm in writing to Investor that the transaction with respect to the Subsequent Transaction has been abandoned or shall publicly disclose its intention to enter into the Subsequent Transaction, in either case in such a manner such that Investor will not be in possession of any material, non-public information, by the fifth (5th) Business Day following delivery of the Offering Notice.  If by such fifth (5th) Business Day, no public disclosure regarding a transaction with respect to the Subsequent Transaction has been made, and no notice regarding the abandonment of such transaction has been received by Investor, such transaction shall be deemed to have been abandoned and Investor shall no longer be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries. If the Investor is in possession of any information that is reasonably deemed to be material, non-public information concerning the Company or any of its Subsidiaries during such five (5) Business Day period, the Investor agrees to keep such information confidential and shall not engage in transactions with respect to the Company’s securities, and the Company agrees not to deliver any Purchase Notice to the Investor, in each case during such five (5) Business Day (or shorter) period that the Investor may be reasonably deemed to be in possession of material, non-public information concerning the Company or any of its Subsidiaries. Should the Company thereafter decide to pursue such transaction with respect to the Subsequent Transaction, the Company shall provide Investor with another Offering Notice in accordance with, and subject to, the terms of this Section 5(i) and Investor will again have the right of participation set forth in this Section 5(i).

(j)           Effective Registration Statement; Current Prospectus; Securities Law Compliance. The Company shall use its best efforts to keep the Registration Statement effective pursuant to Rule 415 promulgated under the Securities Act, and to keep the Registration Statement and the Prospectus current and available for issuances and sales of all of the Securities by the Company to the Investor, and for the resale by the Investor, at all times until the earlier of (i) the date on which the Investor shall have sold all the Securities and no Available Amount remains under this Agreement and (ii) the earlier of (A) 90 days following the Maturity Date and (B) 180 Business Days following the termination of this Agreement pursuant to Section 11 (the "Registration Period"). Without limiting the generality of the foregoing, during the Registration Period, the Company shall (a) take all action necessary to cause the Common Stock to continue to be registered as a class of securities under Sections 12(b) or 12(g) of the Exchange Act and shall not take any action or file any document (whether or not permitted by the Exchange Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act, and shall use its best efforts to comply with its reporting and filing obligations under the Exchange Act, and (b) prepare and file with the SEC, at the Company’s expense, such amendments (including, without limitation, post-effective amendments) to the Registration Statement and such Prospectus Supplements pursuant to Rule 424(b) under the Securities Act, in each case, as may be necessary to keep the Registration Statement effective pursuant to Rule 415 promulgated under the Securities Act, and to keep the Registration Statement and the Prospectus current and available for issuances and sales of all of the Securities by the Company to the Investor, and for the resale of all of the Securities by the Investor, at all times during the Registration Period. The Investor shall furnish to the Company such information regarding itself, its affiliates, the Common Stock held by it and its affiliates and the intended method of distribution thereof as shall be reasonably requested by the Company in connection with the preparation and filing of any such amendment to the Registration Statement or any such Prospectus Supplement, and shall otherwise cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any such amendment to the Registration Statement or any such Prospectus Supplement. The Company shall comply with all applicable federal, state and foreign securities laws in connection with the offer, issuance and sale by the Company of the Securities contemplated by the Transaction Documents. Without limiting the generality of the foregoing, neither the Company nor any of its officers, directors or affiliates will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which would reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(k)           Stop Orders.  The Company shall advise the Investor promptly (but in no event later than 24 hours) and shall confirm such advice in writing: (i) of the Company’s receipt of notice of any request by the SEC for amendment of or a supplement to the Registration Statement, the Prospectus, any Prospectus Supplement or for any additional information in connection therewith; (ii) of the Company’s receipt of notice of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, or of the Company’s receipt of any notification of the suspension of qualification of the Securities for offering or sale in any jurisdiction or the initiation or contemplated initiation of any proceeding for such purpose; and (iii) of the Company becoming aware of the happening of any event, which makes any statement of a material fact made in the Registration Statement, the Prospectus or any Prospectus Supplement untrue or which requires the making of any additions to or changes to the statements then made in the Registration Statement, the Prospectus or any Prospectus Supplement in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or of the necessity to amend the Registration Statement or supplement the Prospectus or any Prospectus Supplement to comply with the Securities Act or any other law. The Company shall not be required to disclose to the Investor the substance or specific reasons of any of the events set forth in clauses (i) through (iii) of the immediately preceding sentence, but rather, shall only be required to disclose that the event has occurred. The Company shall not deliver to the Investor any Purchase Notice, and the Investor shall not be obligated to purchase any shares of Common Stock under this Agreement, during the continuation or pendency of any of the foregoing events. If at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, the Company shall use its best efforts to obtain the withdrawal of such order at the earliest possible time. The Company shall furnish to the Investor, without charge, a copy of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to the Registration Statement or the Prospectus, as the case may be.

(l)           Amendments to Registration Statement; Prospectus Supplements. Except as provided in this Agreement and other than periodic and current reports required to be filed pursuant to the Exchange Act, the Company shall not file with the SEC any amendment to the Registration Statement or any supplement to the Base Prospectus that refers to the Investor, the Transaction Documents or the transactions contemplated thereby (including, without limitation, any Prospectus Supplement filed in connection with the transactions contemplated by the Transaction Documents), in each case with respect to which (a) the Investor shall not previously have been advised and afforded the opportunity to review and comment thereon at least two (2) Business Days prior to filing with the SEC, as the case may be, (b) the Company shall not have given due consideration to any comments thereon received from the Investor or its counsel, or (c) the Investor shall reasonably object, unless the Company reasonably has determined that it is necessary to amend the Registration Statement or make any supplement to the Prospectus to comply with the Securities Act or any other applicable law or regulation, in which case the Company shall promptly (but in no event later than 24 hours) so inform the Investor, the Investor shall be provided with a reasonable opportunity to review and comment upon any disclosure referring to the Investor, the Transaction Documents or the transactions contemplated thereby, as applicable, and the Company shall expeditiously furnish to the Investor a copy thereof. In addition, for so long as, in the reasonable opinion of counsel for the Investor, the Prospectus is required to be delivered in connection with any acquisition or sale of Securities by the Investor, the Company shall not file any Prospectus Supplement with respect to the Securities without furnishing to the Investor as many copies of such Prospectus Supplement, together with the Prospectus, as the Investor may reasonably request.

(m)           Prospectus Delivery.  The Company consents to the use of the Prospectus (and of each Prospectus Supplement thereto) in accordance with the provisions of the Securities Act and with the securities or “blue sky” laws of the jurisdictions in which the Securities may be sold by the Investor, in connection with the offering and sale of the Securities and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales of the Securities. The Company will make available to the Investor upon request, and thereafter from time to time will furnish to the Investor, as many copies of the Prospectus (and each Prospectus Supplement thereto) as the Investor may reasonably request for the purposes contemplated by the Securities Act within the time during which the Prospectus is required by the Securities Act to be delivered in connection with sales of the Securities. If during such period of time any event shall occur that in the reasonable judgment of the Company and its counsel, or in the reasonable judgment of the Investor and its counsel, is required to be set forth in the Registration Statement, the Prospectus or any Prospectus Supplement or should be set forth therein in order to make the statements made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or if in the reasonable judgment of the Company and its counsel, or in the reasonable judgment of the Investor and its counsel, it is otherwise necessary to amend the Registration Statement or supplement the Prospectus or any Prospectus Supplement to comply with the Securities Act or any other applicable law or regulation, the Company shall forthwith prepare and, subject to Section 5(l) above, file with the SEC an appropriate amendment to the Registration Statement or an appropriate Prospectus Supplement and in each case shall expeditiously furnish to the Investor, at the Company’s expense, such amendment to the Registration Statement or such Prospectus Supplement, as applicable, as may be necessary to reflect any such change or to effect such compliance. The Company shall have no obligation to separately advise the Investor of, or deliver copies to the Investor of, the SEC Documents, all of which the Investor shall be deemed to have notice of.

(n)           Integration. From and after the date of this Agreement, the Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) of the Company that would be integrated with the offer or sale of the Securities such that the rules or regulations of the Principal Market would require stockholder approval of this transaction prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

(o)           Use of Proceeds. The Company will use the net proceeds from the offering as described in the Prospectus.

(p)           Other Transactions. The Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents, including, without limitation, the obligation of the Company to deliver the Purchase Shares and the Commitment Shares to the Investor in accordance with the terms of the Transaction Documents.

(q)           Required Filings Relating to Float Trigger Date and Regular Purchases.  Prior to the Float Trigger Date, the Company shall prepare a prospectus supplement to the Initial Prospectus Supplement reflecting the increase in the Available Amount, and the additional Purchase Shares and Commitment Shares that may be issuable pursuant to this Agreement, and shall file such prospectus supplement with the SEC pursuant to Rule 424(b) under the Securities Act not later than 5:00 p.m., Eastern Time, on the Float Trigger Date. To the extent required under the Securities Act or under interpretations by the SEC thereof, as promptly as practicable after the close of each of the Company’s fiscal quarters (or on such other dates as required under the Securities Act or under interpretations by the SEC thereof), the Company shall prepare a prospectus supplement, which will set forth the number of Purchase Shares sold to the Investor during such quarterly period (or other relevant period), the purchase price for such Purchase Shares and the net proceeds received by the Company from such sales, and shall file such prospectus supplement with the SEC pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rule 430B under the Securities Act). If any such quarterly prospectus supplement is not required to be filed under the Securities Act or under interpretations by the SEC thereof, the Company shall disclose the information referenced in the immediately preceding sentence in its annual report on Form 10-K or its quarterly report on Form 10-Q (as applicable) in respect of the quarterly period that ended immediately before the filing of such report in which sales of Purchase Shares were made to the Investor under this Agreement, and file such report with the SEC within the applicable time period required by the Exchange Act. The Company shall not file any prospectus supplement pursuant to this Section 5(q), and shall not file any report containing disclosure relating to such sales of Purchase Shares, unless a copy of such prospectus supplement or disclosure has been submitted to the Investor a reasonable period of time before the filing and the Investor has not reasonably objected thereto (it being acknowledged and agreed that the Company need not submit any portion of any Form 10-K or Form 10-Q other than the specific disclosure relating to any sales of Purchase Shares). The Company shall also furnish copies of all such prospectus supplements to each exchange or market in the United States on which sales of the Purchase Shares may be made as may be required by the rules or regulations of such exchange or market, if applicable.

6.           TRANSFER AGENT INSTRUCTIONS.

On the date of this Agreement, the Company shall issue irrevocable instructions to the Transfer Agent, and any subsequent transfer agent, to issue the Purchase Shares and the Commitment Shares in accordance with the terms of this Agreement (the “Irrevocable Transfer Agent Instructions”). All Securities to be issued to or for the benefit of the Investor pursuant to this Agreement shall be issued as DWAC Shares. The Company warrants to the Investor that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 6 will be given by the Company to the Transfer Agent with respect to the Securities, and the Securities shall otherwise be freely transferable on the books and records of the Company.

7.	CONDITIONS TO THE COMPANY'S RIGHT TO COMMENCE
SALES OF SHARES OF COMMON STOCK.

The right of the Company hereunder to commence sales of the Purchase Shares on the Commencement Date is subject to the satisfaction or, where legally permissible, the waiver of each of the following conditions:

(a)           The Investor shall have executed each of the Transaction Documents and delivered the same to the Company;

(b)           No stop order with respect to the Registration Statement shall be pending or threatened by the SEC;

(c)           All federal, state, local and foreign governmental laws, rules and regulations applicable to the transactions contemplated by the Transaction Documents and necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been complied with, and all consents, authorizations and orders of, and all filings and registrations with, all federal, state, local and foreign courts or governmental agencies and all federal, state, local and foreign regulatory or self-regulatory agencies necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been obtained or made, including, without limitation, in each case those required prior to the commencement of sales of Purchase Shares under the Securities Act, the Exchange Act, applicable state securities or “Blue Sky” laws or applicable rules and regulations of the Principal Market or otherwise required by the SEC, the Principal Market, or any state securities regulators;

(d)           No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any federal, state or local court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents;

(e)           All Securities to be issued by the Company to the Investor under the Transaction Documents shall have been approved for listing on the Principal Market in accordance with the applicable rules and regulations of the Principal Market, subject only to official notice of issuance; and

(f)           The representations and warranties of the Investor shall be true and correct in all material respects as of the date hereof and as of the Commencement Date.

8.           CONDITIONS TO THE INVESTOR'S OBLIGATION TO PURCHASE SHARES OF COMMON STOCK.

The obligation of the Investor to buy Purchase Shares under this Agreement is subject to the satisfaction or, where legally permissible, the waiver of each of the following conditions on or prior to the Commencement Date and, once such conditions have been initially satisfied, there shall not be any ongoing obligation to satisfy such conditions after the Commencement Date:

(a)           The Company shall have executed each of the Transaction Documents and delivered the same to the Investor;

(b)           The Common Stock shall be listed on the Principal Market, trading in the Common Stock shall not have been within the last 365 days suspended by the SEC or the Principal Market, and all Securities to be issued by the Company to the Investor pursuant to this Agreement shall have been approved for listing on the Principal Market in accordance with the applicable rules and regulations of the Principal Market, subject only to official notice of issuance.

(c)           The Investor shall have received the opinion of the Company's legal counsel, Aaron J. Polak, Esq., P.C., dated as of the Commencement Date substantially in the form of Exhibit A attached hereto;

(d)           The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any such representations and warranties are qualified as to materiality, in which case, such representations and warranties shall be true and correct as so qualified) as of the date hereof and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date.  The Investor shall have received a certificate, executed by the CEO, President or CFO of the Company, dated as of the Commencement Date, to the foregoing effect in the form attached hereto as Exhibit B;

(e)           The Board of Directors of the Company shall have adopted resolutions in the form attached hereto as Exhibit C which shall be in full force and effect without any amendment or supplement thereto as of the Commencement Date;

(f)           As of the Commencement Date, the Company shall have reserved out of its authorized and unissued Common Stock, (A) solely for the purpose of effecting purchases of Purchase Shares hereunder, 12,266,547 shares of Common Stock, (B) as Initial Commitment Shares to be issued on the Float Trigger Date in accordance with Section 5(e) hereof, 19,181 shares of Common Stock, and (C) as Additional Commitment Shares in accordance with Section 5(e) hereof, 268,771 shares of Common Stock;

(g)           The Irrevocable Transfer Agent Instructions shall have been delivered to and acknowledged in writing by the Company and the Company's Transfer Agent, and the Initial Commitment Shares required to have been issued prior to the Commencement Date in accordance with Section 5(e) hereof shall have been issued directly to the Investor electronically as DWAC Shares;

(h)           The Company shall have delivered to the Investor a certificate evidencing the incorporation and good standing of the Company in the State of Delaware issued by the Secretary of State of the State of Delaware as of a date within ten (10) Business Days of the Commencement Date;

(i)           The Company shall have delivered to the Investor a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten (10) Business Days of the Commencement Date;

(j)           The Company shall have delivered to the Investor a secretary's certificate executed by the Secretary of the Company, dated as of the Commencement Date, in the form attached hereto as Exhibit D;

(k)           The Registration Statement shall continue to be effective and no stop order with respect to the Registration Statement shall be pending or threatened by the SEC. The Company shall have a maximum dollar amount certain of Common Stock registered under the Registration Statement which is sufficient to issue to the Investor not less than (i) the full Available Amount worth of Purchase Shares plus (ii) all of the Commitment Shares. The Current Report and the Initial Prospectus Supplement each shall have been filed with the SEC, as required pursuant to Section 5(a), and copies of the Prospectus shall have been delivered to the Investor in accordance with Section 5(m) hereof. The Prospectus shall be current and available for issuances and sales of all of the Securities by the Company to the Investor, and for the resale of all of the Securities by the Investor. Any other Prospectus Supplements required to have been filed by the Company with the SEC under the Securities Act at or prior to the Commencement Date shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Securities Act. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC at or prior to the Commencement Date pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act;

(l)           No Event of Default has occurred, or any event which, after notice and/or lapse of time, would become an Event of Default has occurred;

(m)           All federal, state and local governmental laws, rules and regulations applicable to the transactions contemplated by the Transaction Documents and necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been complied with, and all consents, authorizations and orders of, and all filings and registrations with, all federal, state and local courts or governmental agencies and all federal, state and local regulatory or self-regulatory agencies necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been obtained or made, including, without limitation, in each case those required prior to the commencement of sales of Purchase Shares under the Securities Act, the Exchange Act, applicable state securities or “Blue Sky” laws or applicable rules and regulations of the Principal Market, or otherwise required by the SEC, the Principal Market or any state securities regulators;

(n)           No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any federal, state, local or foreign court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents;

(o)           No action, suit or proceeding before any federal, state, local or foreign arbitrator or any court or governmental authority of competent jurisdiction shall have been commenced or threatened, and no inquiry or investigation by any federal, state, local or foreign governmental authority of competent jurisdiction shall have been commenced or threatened, against the Company, or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions;

(p)           On or prior to the Commencement Date, the Company shall take all necessary action, if any, and such actions as reasonably requested by the Investor, in order to render inapplicable any control share acquisition, business combination, stockholder rights plan or poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Investor's ownership of the Securities; and

(q)           The Company shall have provided the Investor with the information requested by the Investor in connection with its due diligence requests made prior to, or in connection with, the Commencement, in accordance with the terms of Section 5(f) hereof.

9.	INDEMNIFICATION.

In consideration of the Investor's execution and delivery of the Transaction Documents and acquiring the Securities hereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and all of its affiliates, stockholders, officers, directors and employees and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to: (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or  document contemplated hereby or thereby, (d) any violation of the Securities Act, the Exchange Act, state securities or “Blue Sky” laws, or the rules and regulations of the Principal Market in connection with the transactions contemplated by the Transaction Documents by the Company or any of its Subsidiaries, affiliates, officers, directors or employees, (e) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement or any amendment thereto or any omission or alleged omission to state therein, or in any document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (f) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Prospectus, or any omission or alleged omission to state therein, or in any document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that (I) the indemnity contained in clause (c) of this Section 9 shall not apply to any Indemnified Liabilities which directly and primarily result from the fraud, gross negligence or willful misconduct of an Indemnitee or a material breach of the Investor’s representations, warranties or covenants contained in this Agreement, (II) the indemnity contained in clauses (d), (e) and (f) of this Section 9 shall not apply to any Indemnified Liabilities to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor expressly for use in any Prospectus Supplement (it being hereby acknowledged and agreed that the written information set forth on Exhibit E attached hereto is the only written information furnished to the Company by or on behalf of the Investor expressly for use in the Initial Prospectus Supplement), if the Prospectus was timely made available by the Company to the Investor pursuant to Section 5(l), (III) the indemnity contained in clauses (d), (e) and (f) of this Section 9 shall not inure to the benefit of the Investor to the extent such Indemnified Liabilities are based on a failure of the Investor to deliver or to cause to be delivered the Prospectus made available by the Company, if such Prospectus was timely made available by the Company pursuant to Section 5(l), and if delivery of the Prospectus would have cured the defect giving rise to such Indemnified Liabilities, and (IV) the indemnity in this Section 9 shall not apply to amounts paid in settlement of any claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.  Payment under this indemnification shall be made within thirty (30) days from the date Investor makes written request for it. A certificate containing reasonable detail as to the amount of such indemnification submitted to the Company by Investor shall be conclusive evidence, absent manifest error, of the amount due from the Company to Investor. If any action shall be brought against any Indemnitee in respect of which indemnity may be sought pursuant to this Agreement, such Indemnitee shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnitee. Any Indemnitee shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Indemnitee, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.

10.           EVENTS OF DEFAULT.

An “Event of Default” shall be deemed to have occurred at any time as any of the following events occurs:

(a)           the effectiveness of the Registration Statement registering the Securities lapses for any reason (including, without limitation, the issuance of a stop order or similar order), or the Prospectus is unavailable for sale of any or all of the Securities to be issued to the Investor under the Transaction Documents, and such lapse or unavailability continues for a period of ten (10) consecutive Business Days or for more than an aggregate of thirty (30) Business Days in any 365-day period;

(b)           the suspension from trading of the Common Stock on the Principal Market for a period of ten (10) consecutive Business Days, provided that the Company may not direct the Investor to purchase shares of Common Stock during any such suspension;

(c)           the delisting of the Common Stock from the Principal Market, provided, however, that the Common Stock is not immediately thereafter trading on the New York Stock Exchange, The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market, or NYSE Amex;

(d)           the failure for any reason by the Transfer Agent to issue Purchase Shares or Additional Commitment Shares to the Investor within five (5) Business Days after the applicable Purchase Date on which the Investor is entitled to receive such Securities;

(e)           the Company breaches any representation, warranty, covenant or other term or condition under any Transaction Document if such breach would reasonably be expected to have a Material Adverse Effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five (5) Business Days after the Company obtains notice of such breach;

(f)           if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;

(g)           if the Company pursuant to or within the meaning of any Bankruptcy Law; (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors or is generally unable to pay its debts as the same become due;

(h)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company or any Subsidiary; or

(i)           if at any time after the Commencement Date, the Maximum Share Cap is reached (to the extent such Maximum Share Cap is applicable pursuant to Section 2(d) hereof).

In addition to any other rights and remedies under applicable law and this Agreement, including the Investor termination rights set forth in Section 11 hereof, so long as an Event of Default has occurred and is continuing, or if any event which, after notice and/or lapse of time, would become an Event of Default, has occurred and is continuing, or so long as the Purchase Price is below the Floor Price, the Company shall not deliver to the Investor any Purchase Notice, and the Investor shall not purchase any shares of Common Stock under this Agreement.

11.           TERMINATION

This Agreement may be terminated only as follows:

(a)           If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors (any of which would be an Event of Default as described in Sections 10(f), 10(g) and 10(h) hereof), this Agreement shall automatically terminate without any liability or payment to the Company (except as set forth below) without further action or notice by any Person.

(b)           In the event that the Commencement shall not have occurred on or before April 30, 2012, due to the failure to satisfy the conditions set forth in Sections 7 and 8 above with respect to the Commencement, either the Company or the Investor shall have the option to terminate this Agreement at the close of business on such date or thereafter without liability of any party to any other party (except as set forth below); provided, however, that the right to terminate this Agreement under this Section 11(b) shall not be available to any party if such party is then in breach of any covenant or agreement contained in this Agreement or any representation or warranty of such party contained in this Agreement fails to be true and correct such that the conditions set forth in Section 7(f) or Section 8(d), as applicable, could not then be satisfied.

(c)            At any time after the Commencement Date, the Company shall have the option to terminate this Agreement for any reason or for no reason by delivering notice (a “Company Termination Notice”) to the Investor electing to terminate this Agreement without any liability whatsoever of any party to any other party under this Agreement (except as set forth below).  The Company Termination Notice shall not be effective until one (1) Business Day after it has been received by the Investor.

(d)           This Agreement shall automatically terminate on the date that the Company sells and the Investor purchases the full Available Amount as provided herein, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement (except as set forth below).

(e)           If, for any reason or for no reason, the full Available Amount has not been purchased in accordance with Section 2 of this Agreement by the Maturity Date, this Agreement shall automatically terminate on the Maturity Date, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement (except as set forth below).

Except as set forth in Sections 11(a) (in respect of an Event of Default under Sections 10(f), 10(g) and 10(h)), 11(d) and 11(e), any termination of this Agreement pursuant to this Section 11 shall be effected by written notice from the Company to the Investor, or the Investor to the Company, as the case may be, setting forth the basis for the termination hereof.  The representations and warranties of the Company and the Investor contained in Sections 3 and 4 hereof, the indemnification provisions set forth in Section 9 hereof and the agreements and covenants set forth in Sections 10, 11 and 12, shall survive the Commencement and any termination of this Agreement.  The covenants of the Company and the Investor contained in (i) Section 5 (other than Section 5(i) hereof) and Section 6 hereof shall survive the Commencement and any termination of this Agreement until the Investor no longer holds any of the Securities and (ii) Section 5(i) hereof shall survive the Commencement and any termination of this Agreement in accordance with the terms thereof.  No termination of this Agreement shall (i) affect the Company's or the Investor's rights or obligations under this Agreement with respect to pending Purchases and the Company and the Investor shall complete their respective obligations with respect to any pending Purchases under this Agreement or (ii) be deemed to release the Company or the Investor from any liability for intentional misrepresentation or willful breach of any of the Transaction Documents.

12.           MISCELLANEOUS.

(a)           Governing Law; Jurisdiction; Jury Trial.  The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of New Castle, Delaware, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(c)           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)           Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)           Entire Agreement; Amendment.  This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the subject matter hereof, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. The Company acknowledges and agrees that is has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in the Transaction Documents. No provision of this Agreement may be amended other than by a written instrument signed by both parties hereto.

(f)           Notices.  Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally; (ii) upon receipt when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:
Vision-Sciences, Inc.
40 Ramland Road South
Orangeburg, New York 10962
Telephone:           (845) 365-0600
Facsimile:             (845) 365-0620
Attention:            Katherine L. Wolf

With a copy to:
Aaron J. Polak, Esq., P.C.
525 South Sydbury Lane
Wynnewood, PA 19096
Telephone:           (646) 789-4272
Facsimile:             (845) 818-3956
Attention:            Aaron J. Polak, Esq.

and

SorinRoyerCooper LLC
515 Madison Avenue, 13th Floor
New York, NY 10022
Telephone:           (212) 600-2083
Facsimile:             (212) 588-1710
Attention:            Jeffrey S. Marcus, Esq.

If to the Investor:
Lincoln Park Capital Fund, LLC
440 North Wells, Suite 620
Chicago, IL 60654
Telephone:           (312) 822-9300
Facsimile:             (312) 822-9301
Attention:            Josh Scheinfeld/Jonathan Cope

With a copy to:
Greenberg Traurig, LLP
The MetLife Building
200 Park Avenue
New York, NY 10166
Telephone:           (212) 801-9200
Facsimile:             (212) 801-6400
Attention:            Anthony J. Marsico, Esq.

If to the Transfer Agent:
American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
Telephone:           (718) 921-8257
Facsimile:
Attention:

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, and recipient facsimile number or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, including by merger or consolidation.  The Investor may not assign its rights or obligations under this Agreement.

(h)           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)           Publicity.  The Investor shall have the right to approve before issuance any press release, SEC filing or any other public disclosure made by or on behalf of the Company whatsoever with respect to, in any manner, the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby; provided, however, that the Company shall be entitled, without the prior approval of the Investor, to make any press release or other public disclosure (including any filings with the SEC) with respect to such transactions as is required by applicable law and regulations (including the regulations of the Trading Markets), so long as prior to making any such press release or other public disclosure the Company and its counsel shall have provided the Investor and its counsel with a reasonable opportunity to review and comment upon, and shall have made a reasonable good faith effort to consult with the Investor and its counsel on the form and substance of, such press release or other disclosure. The Company shall have the right to approve before issuance any press release or any other public disclosure made by or on behalf of the Investor whatsoever with respect to, in any manner, the Company or any aspect of the Transaction Documents or the transactions contemplated thereby; provided, however, that the Investor shall be entitled, without the prior approval of the Company, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations, so long as prior to making any such press release or other public disclosure the Investor and its counsel shall have provided the Company and its counsel with a reasonable opportunity to review and comment upon, and shall have made a reasonable good faith effort to consult with the Company and its counsel on the form and substance of, such press release or other disclosure.

(j)           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to consummate and make effective, as soon as reasonably possible, the Commencement, and to carry out the intent and accomplish the purposes of this Agreement and the consummation of the other transactions contemplated hereby.

(k)           No Financial Advisor, Placement Agent, Broker or Finder.  The Company represents and warrants to the Investor that, except as disclosed in Schedule 4(y), it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Investor represents and warrants to the Company that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. Each party shall be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent, broker or finder engaged by such party relating to or arising out of the transactions contemplated hereby. Each party shall pay, and hold the other party harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses) arising in connection with any such claim.

(l)           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)           Remedies, Other Obligations, Breaches and Injunctive Relief.  The parties’ remedies provided in this Agreement, including, without limitation, the Investor’s remedies provided in Section 9, shall be cumulative and in addition to all other remedies available to the parties under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of any party contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit any party’s right to pursue actual damages for any failure by the other party to comply with the terms of this Agreement.  The parties acknowledge that a breach by any party of its obligations hereunder will cause irreparable harm to the non-breaching party and that the remedy at law for any such breach may be inadequate.  The parties therefore agree that, in the event of any such breach or threatened breach, the non-breaching party shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(n)           Enforcement Costs.  If: (i) this Agreement is placed by the Investor in the hands of an attorney for enforcement or is enforced by the Investor through any legal proceeding; or (ii) an attorney is retained to represent the Investor in any bankruptcy, reorganization, receivership or other proceedings affecting creditors' rights and involving a claim under this Agreement; or (iii) an attorney is retained to represent the Investor in any other proceedings whatsoever in connection with this Agreement, then the Company shall pay to the Investor, as incurred by the Investor, all reasonable costs and expenses including  reasonable attorneys' fees incurred in connection therewith, in addition to all other amounts due hereunder.

(o)           Waivers.  No provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

*     *     *     *     *

IN WITNESS WHEREOF, the Investor and the Company have caused this Purchase Agreement to be duly executed as of the date first written above.

THE COMPANY:

VISION-SCIENCES, INC.

By:	/s/ Cynthia Ansari
Name:	Cynthia Ansari
Title:	Chief Executive Officer

INVESTOR:

LINCOLN PARK CAPITAL FUND, LLC BY: LINCOLN PARK CAPITAL, LLC BY: ALEX NOAH INVESTORS, INC.

By:	/s/ Jonathan Cope
Name:	Jonathan Cope
Title:	President

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